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                                                                    Exhibit 99.1

NCR Dismisses Lawsuit Against MicroStrategy

Two Companies Renew Commitment to Partnership

DAYTON, Ohio and MCLEAN, Va., July 2 /PRNewswire/ -- NCR Corporation (NYSE: NCR
- news), a leader in providing Relationship Technology(TM) solutions to customers worldwide, and MicroStrategy(R) Incorporated (Nasdaq: MSTR - news), a leading worldwide provider of business intelligence software, today announced that NCR dismissed its patent infringement lawsuit filed against MicroStrategy on June 20, 2001 in the United States District Court for the District of Delaware. No financial payments were made by either company. The parties have extended their agreement under which NCR resells MicroStrategy software.

"MicroStrategy is a valued partner, and together with NCR's Teradata warehouse, its technology is second to none for organizations looking to deploy extensive, enterprise-wide business intelligence solutions," said Ruth Fornell, Vice President of Marketing for Teradata, a division of NCR Corporation. "NCR is pleased that the life of our reseller agreement with MicroStrategy can be extended, as analysts predict that the need for large- scale business intelligence solutions will grow rapidly in the next few years."

"For almost two years, NCR and MicroStrategy have worked closely to develop extremely successful solutions for nearly 100 customers, including Kmart, The Limited and Office Depot," said Sanju K. Bansal, chief operating officer of MicroStrategy Incorporated. "An extension of our reseller agreement would allow NCR and MicroStrategy to continue to offer an unmatched one-stop shop for business intelligence solutions -- complete with the data warehouse, hardware, relational database management system, business intelligence platform and appropriate services."

About NCR Corporation

NCR Corporation (NYSE: NCR - news) is a leader in providing Relationship Technology(TM) solutions to customers worldwide in the retail, financial, communications, travel and transportation, and insurance markets. NCR's Relationship Technology solutions include privacy-enabled Teradata(R) warehouses and customer relationship management (CRM) applications, store automation and automated teller machines (ATMs). The company's business solutions are built on the foundation of its long-established industry knowledge and consulting expertise, value-adding software, global customer support services, a complete line of consumable and media products, and leading edge hardware technology. NCR employs 33,200 in more than 100 countries, and is a component stock of the Standard & Poor's 500 Index. More information about NCR and its solutions may be found at http://www.ncr.com .

About MicroStrategy Incorporated

For 11 years, MicroStrategy has helped corporations transform their operational data into actionable information. Its flagship product is MicroStrategy 7(TM), the Scalable Business Intelligence Platform Built Specifically for the Internet(TM). Its pure-web architecture provides
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the Web reporting, security, performance, and standards that are critical for deployment over the Internet. With proven data and user scalability, MicroStrategy is capable of analyzing today's growing multi-terabyte data warehouses and distributing information to millions of users via Web, wireless and voice. The open and flexible platform provides the business intelligence foundation for all query, reporting and advanced analytical applications across the enterprise and out to partners and customers in extranet deployments.

MicroStrategy has approximately 1,100 enterprise-class customers, including Lowe's Home Improvement Warehouse, AT&T Wireless Group, First Union Corporation and GlaxoSmithKline. MicroStrategy also has relationships with over 200 systems integrators, application development, and platform partners, including IBM, PeopleSoft, Compaq, Informatica and JD Edwards. MicroStrategy was founded in 1990 and is listed on Nasdaq under the symbol MSTR. For more information on the company, or to purchase or demo MicroStrategy's software, please visit MicroStrategy's Web site at http://www.microstrategy.com

MicroStrategy, MicroStrategy 7 and Scalable Business Intelligence Platform Built Specifically for the Internet are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute "forward- looking statements," including its estimates of future business prospects or financial results and statements containing the words "believe," "estimate,"
"project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated (the "Company") to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the possibility that the conditions to the securities class action and shareholder derivative settlement agreements will not be satisfied; the Company's ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7 software on a timely basis; adverse reaction by the Company's employees, investors, customers, vendors and lenders to the restatement of the Company's financial results or its future prospects; the Company's ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company's products in the marketplace; the timing of significant orders; delays in the Company's ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.